UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 10, 2012

CAMAC ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34525	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

1330 Post Oak Blvd., Suite 2575, Houston, Texas - 77056
(Address of principal executive offices)

(713) 797-2940
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 10, 2012, CAMAC Energy Inc. (“CAMAC Energy” or the “Company”), through an indirect wholly owned subsidiary, entered into four production sharing contracts (“PSCs”) with the Government of the Republic of Kenya, covering previously awarded exploration Blocks L1B and L16, and new offshore exploration Blocks L27 and L28.  For all Blocks, the Company will be the operator, with the Government having the right to participate up to 20%, either directly or through an appointee, in any area subsequent to declaration of a commercial discovery.  The Company is responsible for all exploration expenditures.

The PSCs for Blocks L1B and L16 each provide for an initial exploration period of two years with specified minimum work and expenditure obligations during that period of $5,250,000.  The Company has the right to apply for up to two additional two-year exploration periods with specified additional minimum work and expenditure obligations of $32,000,000 and $26,000,000, respectively, including the drilling of one exploratory well in each such additional period.

The PSCs for Blocks L27 and L28 each provide for an initial exploration period of three years with specified minimum work and expenditure obligations during that period of $11,700,000.  The Company has the right to apply for up to two additional two-year exploration periods with specified additional minimum work and expenditure obligations of $40,000,000, including the drilling of one exploratory well, in each such additional period.

All PSCs provide for a signature bonus of $310,000, payable upon signing.  In addition, the PSCs require training fund payments of $175,000 per year during any exploration periods, $200,000 per year during development and production periods, and local community development projects payments of $50,000 per year during the term of the PSC.  Surface fees ranging from $5.00 per square kilometer during the initial exploration period to $100.00 per square kilometer during development and production periods are payable with respect to each PSC.

The maximum term of each PSC is 25 years from the approval date of a development plan for the respective area.  The Company is required to relinquish 25% of the original contract area by the end of the initial exploration period and 25% of the remaining contract area by the end of the first additional exploration period (excluding areas subject to a development plan).  The PSCs expire as to any remaining contract area not subject to a development plan following the expiration of the last applicable exploration period.

Cost recovery is through cost oil limited to a maximum of 60% of production, with capital expenditures recoverable at a rate limited to 20% per year.  Unrecovered costs may be carried forward through the termination date of the PSC.  The Company’s share of profit oil, the residual after deducting cost oil, ranges on an incremental sliding scale for production in excess of cost oil as follows:  for Blocks L1B and L16, from 50% on the first 30,000 barrels per day of production to 22% for incremental volumes above 100,000 barrels per day; and for Blocks L27 and L28, from 50% on the first 40,000 barrels per day of production to 22% for incremental volumes above 120,000 barrels per day.

A windfall profits tax applies on the Company’s share of profit oil equal to 26% of the difference between the value of crude oil sold and $50 per barrel FOB Mombasa, indexed to changes in the U.S. Consumer Price Index.   The Company will also be subject to Kenyan taxes on income or profits, which are payable by the Government from its share of the profit oil.   The amount of taxes paid by the government is considered to be “income” to the Company for tax purposes.

All of the PSCs also include customary provisions including but not limited to governing law, confidentiality, force majeure, arbitration, and abandonment and decommissioning costs.

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SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMAC Energy Inc.

Dated: May 16, 2012	By:	/s/ Earl W. McNiel
Earl W. McNiel
Interim Chief Financial Officer

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